UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 11, 2016

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2016, NewStar Financial, Inc. (“NewStar” or the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Only stockholders of record as of the close of business on April 6, 2016 were entitled to vote at the Annual Meeting. As of April 6, 2016, 47,630,825 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 42,255,925 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

The following two proposals, each of which are described in detail in NewStar’s definitive proxy statement filed with the Securities and Exchange Common on April 13, 2016 (the “Proxy”) were before the meeting, and received the following votes:

Proposal 1: Election of Eight Directors to Serve until the 2017 Annual Meeting. The following individuals were elected to serve as directors of the Company:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Charles N. Bralver	32,362,342	345,555	9,548,028
Timothy J. Conway	32,453,220	254,677	9,548,028
Bradley E. Cooper	32,159,430	548,467	9,548,028
Brian L.P. Fallon	32,385,813	322,084	9,548,028
Frank R. Noonan	32,362,342	345,555	9,548,028
Maureen P. O’Hara	32,165,313	542,584	9,548,028
Peter A. Schmidt-Fellner	27,600,021	5,107,876	9,548,028
Richard E. Thornburgh	32,197,236	510,661	9,548,028

Proposal 2: Ratification of the appointment of KPMG LLP as NewStar’s Independent Registered Public Accounting Firm for the 2016 Fiscal Year. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
42,192,968	62,937	20	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: May 11, 2016	By:	/s/ John K. Bray
John K. Bray
Chief Financial Officer